UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2007 (October 4, 2007)

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Receipt of Second Request Under the Hart-Scott-Rodino Antitrust Improvements Act

On October 4, 2007, Hexion Specialty Chemicals, Inc. (the “Company”) and Huntsman Corporation (“Huntsman”) received a request for additional information (commonly known as a “second request”) from the Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with their previously announced merger pursuant to which the Company will acquire each outstanding share of common stock of Huntsman for cash. Consummation of the merger is subject to customary closing conditions including, but not limited to, the expiration or termination of any waiting period (and any extension thereof) under the HSR Act. Both parties intend to continue to cooperate fully with the FTC. The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after both companies have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: October 4, 2007

	By:	/s/ William H. Carter
Executive Vice President and Chief Financial Officer